Exhibit 99.1

Seritage Growth Properties Reports First Quarter 2018 Operating Results

New York, NY – May 3, 2018 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 249 retail properties totaling approximately 39 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the quarter ended March 31, 2018.

Financial Results

For the quarter ended March 31, 2018:

•	Net income attributable to common shareholders of $9.1 million, or $0.26 per diluted share
•	Total Net Operating Income (“Total NOI”) of $36.9 million
•	Funds from Operations (“FFO”) of $11.0 million, or $0.20 per diluted share
•	Company FFO of $12.4 million, or $0.22 per diluted share

Operating Highlights

During the quarter ended March 31, 2018, including the Company’s proportional share of its unconsolidated joint ventures:

•

Signed new leases totaling 391,000 square feet at an average rent of $20.24 PSF.  Since the Company’s inception in July 2015, new leasing activity has totaled over 5.2 million square feet at an average rent of $17.98 PSF.

•

Achieved releasing multiples of 4.1x for space currently or formerly occupied by Sears Holdings Corporation (“Sears Holdings”), with new rents averaging $20.29 PSF compared to $4.95 PSF paid by Sears Holdings.  Since inception, releasing multiples have averaged 4.1x, with new rents at $18.17 PSF compared to $4.39 PSF paid by Sears Holdings.

•

Increased annual base rent from tenants other than Sears Holdings to 54.3% of total annual base rent from 39.7% in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured.  Non-Sears rental income has increased by over 165% since inception to $117.5 million, including all signed leases.

During the quarter ended March 31, 2018:

•

Announced five new redevelopment projects and expanded three previously announced projects representing an aggregate incremental investment of $156.1 million.  Total redevelopment program to date includes 83 projects completed or commenced representing $1.3 billion of estimated capital investment.

•

Formed a joint venture partnership to own The Mark 302, the 96,500 SF mixed-use redevelopment of the former Sears building in downtown Santa Monica, CA.  The transaction valued the property at approximately $145.0 million, including costs remaining to complete the project.

In addition, subsequent to the quarter end:

•

Announced an agreement with a residential developer to pursue a multi-family development on 2.5 acres of the 15-acre former Sears site owned by Seritage at Overlake Plaza in Redmond, WA.  The agreement values the 2.5-acre parcel at approximately $16.0 million.

•

Announced an agreement with the adjacent mall owner to pursue a multi-family development on 4.5 acres of the 10-acre Sears site owned by Seritage at NewPark Mall in Newark, CA.  The agreement values the 4.5-acre parcel at approximately $20.0 million.

•	Announced an agreement to sell the Sears store and parcel at Tanforan Mall in San Bruno, CA to the adjacent mall owner for gross consideration of $42.0 million.

“We are pleased with our strong start to 2018 with an additional $156 million of projects announced, bringing our cumulative total to $1.2 billion of redevelopment projects at 11% unlevered returns.  Our new leasing during the quarter totaled almost 400,000 square feet at an average rent of over $20 per square foot, maintaining an average re-leasing multiple of over 4.0 times prior rents,” said Benjamin Schall, President and Chief Executive Officer.  “We also announced a number of new joint ventures and asset sales this quarter, including our equity joint venture in Santa Monica and two new joint ventures to activate portions of our land holdings with multi-family development. Our platform and portfolio are in high demand from quality joint venture partners who wish to participate in our transformative retail and mixed-use projects, and we intend to continue to utilize these partnerships to enhance our platform and balance sheet while unlocking substantial value for our shareholders.”

Financial Results

For the quarter ended March 31, 2018:

•

Net income attributable to Class A and Class C shareholders was $9.1 million, or $0.26 per diluted share, as compared to a net loss of $19.8 million, or $0.59 per diluted share, for the prior year period.

•

Total NOI, which includes the Company’s proportional share of NOI from properties owned through investments in its unconsolidated joint ventures, was $36.9 million as compared to $46.9 million for the prior year period.  The decrease in Total NOI was driven primarily by reduced rent under the master lease with Sears Holdings as a result of recapture and termination activity at our wholly-owned properties, as well as the disposition of the Company’s interests in 13 unconsolidated joint ventures in the second half of 2017.

•

FFO, as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, was $11.0 million, or $0.20 per diluted share, as compared to $31.0 million, or $0.56 per diluted share, for the prior year period.  The decrease in FFO was driven by the same factors driving the decrease in Total NOI, as well as reduced termination income, lower GAAP net income from unconsolidated joint ventures and higher G&A expenses in the current period.

•

Company FFO was $12.4 million, or $0.22 per diluted share, as compared to $27.0 million, or $0.48 per diluted share, for the prior year period.  The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items that it does not believe are representative of ongoing operating results.  See “Non-GAAP Financial Measures.”  The decrease in FFO was driven by the same factors driving the decrease in Total NOI, as well as lower GAAP net income from unconsolidated joint ventures and higher G&A expenses in the current period.

Portfolio Summary

As of March 31, 2018, the Company’s portfolio included interests in 249 retail properties totaling approximately 39 million square feet of gross leasable area, including 225 wholly-owned properties and 24 properties owned through investments in unconsolidated joint ventures.  The Company’s portfolio includes 120 properties attached to regional malls and 129 shopping center or freestanding properties.

The portfolio was 80.3% leased, including unconsolidated joint ventures at the Company’s proportional share, and included 55 properties leased only to third-party tenants, 77 properties leased to Sears Holdings and one or more third-party tenants, and 90 properties leased only to Sears Holdings; 27 properties in the portfolio were vacant as of March 31, 2018.  Of the properties leased to Sears Holdings, 125 operated under the Sears brand and 42 operated under the Kmart brand.

The unleased space as of March 31, 2018 included approximately 2.9 million SF of remaining lease-up at announced redevelopment projects, and approximately 4.3 million SF of additional leasing opportunity at properties in the Company’s redevelopment pipeline.

During the quarter ended March 31, 2018, the Company formed a new joint venture partnership to own The Mark 302, a mixed-use redevelopment in downtown Santa Monica, CA, and disposed of four former Kmart properties in Harlingen, TX, Houma, LA, Sierra Vista, AZ and Yakima, WA.

Development Update

Wholly-Owned Properties

During the quarter ended March 31, 2018, the Company commenced five new redevelopment projects representing an estimated total investment of $99.3 million and expanded three previously announced projects representing estimated incremental and total investments of $56.8 million and $102.3 million, respectively.

The table below summarizes project commencements in the Company’s wholly-owned portfolio since inception:

(in thousands)			Estimated	Estimated
	Number	Project	Development	Project
Quarter	of Projects	Square Feet	Costs (1)	Costs (1)
Acquired (2)	15		$63,600	$63,600
2015	5	352	51,500	64,200
2016 (3)	28	2,677	353,600	370,700
2017 (3)	30	3,437	645,200	688,800
Q1 2018	5	822	96,900	99,300
Total	83	7,288	$1,210,800	$1,286,600

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projects were in various stages of development when acquired by the Company in July 2015.
(3)	Includes subsequent expansions to previously announced projects.

As of March 31, 2018, the Company had originated 68 wholly-owned projects since the Company’s inception.  These projects represent an estimated total investment of $1,223 million ($1,183 million at share), of which an estimated $895 million ($882 million at share) remains to be spent, and are expected to generate an incremental yield on cost of approximately 11.0%.

The table below provides additional information regarding the Company’s wholly-owned development activity from inception through March 31, 2018:

(in thousands)
			Estimated	Estimated				Estimated
	Number	Project	Development	Project	Projected Annual Income (2)			Incremental
Estimated Project Costs (1)	of Projects	Square Feet	Costs (1)	Costs (1)	Total	Existing	Incremental	Yield (3)
< $10,000	24	1,504	$111,200	$111,200	$19,900	$5,100	$14,800
$10,001 - $20,000 (4)	25	2,554	329,500	349,400	51,700	14,700	36,800
> $20,001	19	3,230	706,500	762,400	104,300	21,800	82,500
Announced projects	68	7,288	$1,147,200	$1,223,000	$175,900	$41,600	$134,100	10.5-11.5%
Acquired projects	15		63,600	63,600
Total projects	83		$1,210,800	$1,286,600

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projected annual income includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.
(4)	Includes Saugus, MA project which has been temporarily postponed while the Company identifies a new lead tenant. The original lead tenant was unable to obtain a use permit at the site.

The tables below provide brief descriptions of each of the redevelopment projects originated on the Company’s platform since its inception:

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
King of Prussia, PA	Repurpose former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	Complete
Merrillville, IN	Termination property; redevelop existing store for At Home, Powerhouse Gym and small shop retail	132,000	Complete
Elkhart, IN	Termination property; existing store has been released to Big R Stores	86,500	Complete
San Antonio, TX	Recapture and repurpose auto center space for Orvis, Jared's Jeweler, Shake Shack and small shop retail	18,900	Complete
Bowie, MD	Recapture and repurpose auto center space for BJ's Brewhouse	8,200	Complete
Troy, MI	Partial recapture; redevelop existing store for At Home	100,000	Complete
Roseville, MI	Partial recapture; redevelop existing store for At Home	100,400	Complete
Rehoboth Beach, DE	Partial recapture; redevelop existing store for Christmas Tree Shops andThat! and PetSmart	56,700	Complete
Henderson, NV	Termination property; redevelop existing store for At Home, Seafood City and additional retail	144,400	Complete
Cullman, AL	Termination property; redevelop existing store for Bargain Hunt, Tractor Supply and Planet Fitness	99,000	Complete
Albany, NY	Recapture and repurpose auto center space for BJ's Brewhouse, Ethan Allen and additional small shop retail	28,000	Substantially complete
Hagerstown, MD	Recapture and repurpose auto center space for BJ's Brewhouse, Verizon and additional restaurants	15,400	Substantially complete
Jefferson City, MO	Termination property; redevelop existing store for Orscheln Farm and Home	96,000	Delivered to tenant
Kearney, NE	Termination property; redevelop existing store for Marshall's, PetSmart and additional junior anchors	92,500	Delivered to tenants
Ft. Wayne, IN	Site densification; new outparcels for BJ's Brewhouse (substantially complete) and Chick-Fil-A (project expansion)	12,000	Delivered to tenant
Olean, NY	Partial recapture; redevelop existing store for Marshall's and additional retail	45,000	Underway	Q2 2018
Guaynabo, PR	Partial recapture; redevelop existing store for Planet Fitness and Capri	56,100	Underway	Q3 2018
Florissant, MO	Site densification; new outparcel for Chick-Fil-A	5,000	Underway	Q3 2018
Dayton, OH	Recapture and repurpose auto center space for Outback Steakhouse and additional restaurants	14,100	Underway	Q4 2018
New Iberia, LA	Termination property; redevelop existing store for Rouses Supermarkets, Hobby Lobby and small shop retail	93,100	Underway	Q1 2019
North Little Rock, AR	Recapture and repurpose auto center space for LongHorn Steakhouse and additional small shop retail	17,300	Q2 2018	Q2 2019
St. Clair Shores, MI	100% recapture; demolish existing store and develop site for new Kroger store	107,200	Q2 2018	Q2 2019
Hopkinsville, KY	Termination property; redevelop existing store for Bargain Hunt, additional junior anchors and small shop retail	87,900	Q2 2018	Q2 2019
Oklahoma City, OK	Site densification; new fitness center for Vasa Fitness	59,500	Q3 2018	Q3 2019

Total Project Costs $10 - $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Braintree, MA	100% recapture; redevelop existing store for Nordstrom Rack, Saks OFF 5th and additional retail	90,000	Complete
Honolulu, HI	100% recapture; redevelop existing store for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	Complete
Anderson, SC	100% recapture (project expansion); redevelop existing store for Burlington Stores, Gold's Gym, Sportsman's Warehouse, additional retail and restaurants	111,300	Complete
West Jordan, UT	Partial recapture; redevelop existing store and attached auto center for Burlington Stores and additional retail	81,400	Substantially complete
Madison, WI	Partial recapture; redevelop existing store for Dave & Busters, Total Wine & More, additional retail and restaurants	75,300	Substantially complete
Thornton, CO	Termination property; redevelop existing store for Vasa Fitness and additional junior anchors	191,600	Delivered to tenant
Springfield, IL	Termination property; redevelop existing store for Burlington Stores, Binny's Beverage Depot, Orangetheory Fitness, Outback Steakhouse, CoreLife Eatery, additional junior anchors and small shop retail	133,400	Underway	Q2 2018
Orlando, FL	100% recapture; demolish and construct new buildings for Floor & Décor, Orchard Supply Hardware, LongHorn Steakhouse, Olive Garden, additional small shop retail and restaurants	139,200	Underway	Q2 2018
Cockeysville, MD	Partial recapture; redevelop existing store for HomeGoods, Michael's Stores, additional junior anchors and restaurants	83,500	Underway	Q2 2018
Charleston, SC	100% recapture (project expansion); redevelop existing store and detached auto center for Burlington Stores and additional retail	126,700	Underway	Q3 2018
North Hollywood, CA	Partial recapture; redevelop existing store for Burlington Stores, Ross Dress for Less and additional junior anchors	79,800	Underway	Q3 2018
Salem, NH	Site densification; new theatre for Cinemark Recapture and repurpose auto center for restaurant space	71,200	Underway	Q3 2018
Paducah, KY	Termination property; redevelop existing store for Burlington Stores and additional retail	102,300	Underway	Q3 2018
Fairfax, VA	Partial recapture; redevelop existing store and attached auto center for Dave & Busters, Seasons 52, additional junior anchors and restaurants	110,300	Underway	Q4 2018
North Miami, FL	100% recapture; redevelop existing store for Burlington Stores, Michael's, PetSmart and Ross Dress for Less	124,300	Underway	Q4 2018
Hialeah, FL	100% recapture; redevelop existing store for Bed, Bath & Beyond, Ross Dress for Less and dd’s Discounts to join current tenant, Aldi	88,400	Underway	Q4 2018
Warwick, RI	Termination property; repurpose auto center space for BJ's Brewhouse and additional retail Redevelop existing store for At Home and Raymour & Flanigan (project expansion)	190,700	Underway	Q4 2018
Temecula, CA	Partial recapture; redevelop existing store and detached auto center for Round One, small shop retail and restaurants	65,100	Underway	Q4 2018
Canton, OH	Partial recapture; redevelop existing store for Dave & Busters and restaurants	83,900	Underway	Q2 2019
North Riverside, IL	Partial recapture; redevelop existing store and detached auto center for Round One, additional junior anchors, small shop retail and restaurants	103,900	Underway	Q2 2019
Las Vegas, NV	Partial recapture; redevelop existing store for Round One and additional retail	78,800	Q3 2018	Q3 2019
Yorktown Heights, NY	Partial recapture; redevelop existing store for 24 Hour Fitness and additional retail	85,200	Q3 2018	Q4 2019
Santa Cruz, CA	Partial recapture; redevelop existing store for TJ Maxx, HomeGoods and additional junior anchors	62,200	Q4 2018	Q4 2019
Warrenton, VA	Termination property; redevelop existing store for Homegoods and additional retail	97,300	Q1 2019	Q3 2019
Saugus, MA	Partial recapture; redevelop existing store and detached auto center NOTE: use permit for initial tenant, Round One, was denied; process to identify new anchor tenant is underway	99,000	To be determined

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Memphis, TN	100% recapture; demolish and construct new buildings for LA Fitness, Nordstrom Rack, Ulta Beauty, Hopdoddy Burger Bar, additional junior anchors, restaurants and small shop retail	135,200	Substantially complete
West Hartford, CT	100% recapture; redevelop existing store and detached auto center for Buy Buy Baby, Cost Plus World Market, REI, Saks OFF Fifth, other junior anchors, Shake Shack and additional small shop retail	147,600	Delivered to tenants
St. Petersburg, FL	100% recapture; demolish and construct new buildings for Dick's Sporting Goods, Lucky's Market, PetSmart, Five Below, Chili's Grill & Bar, Pollo Tropical, LongHorn Steakhouse and additional small shop retail and restaurants	142,400	Delivered to tenants
Wayne, NJ	Partial recapture; redevelop existing store for Dave & Busters, additional junior anchors and restaurants Recapture and repurpose detached auto center for Cinemark (project expansion) NOTE: contributed to GGP II JV in July 2017	156,700	Underway	Q3 2018
Carson, CA	100% recapture (project expansion); redevelop existing store for Burlington Stores, Ross Dress for Less and additional retail	163,800	Underway	Q1 2019
Watchung, NJ	100% recapture; demolish full-line store and construct new buildings for HomeSense, Sierra Trading Post, Ulta Beauty and additional small shop retail and restaurants Demolish detached auto center and construct a freestanding Cinemark theater	126,700	Underway	Q2 2019
Santa Monica, CA	100% recapture; redevelop existing building into premier, mixed-use asset featuring unique, small-shop retail and creative office space NOTE: contributed to The Mark 302 JV in March 2018	96,500	Underway	Q4 2019
Aventura, FL	100% recapture; demolish existing store and construct new, multi-level open air retail destination featuring a leading collection of experiential shopping, dining and entertainment concepts alongside a treelined esplanade and activated plazas	216,600	Underway	Q4 2019
San Diego, CA	100% recapture; redevelop existing store into two highly-visible, multi-level buildings with exterior facing retail representing a premier mix of experiential shopping, dining, and entertainment concepts	206,000	Underway	Q4 2019
Roseville, CA	Termination property; repurpose auto center space for AAA Auto Repair Center Redevelop existing store for Cinemark, Round One and restaurants (project expansion)	147,400	Underway	Q2 2020
Austin, TX	100% recapture (project expansion); redevelop existing store for AMC Theatres, additional junior anchors and restaurants	177,400	Q2 2018	Q3 2019
Greendale, WI	Termination property; redevelop existing store and attached auto center for Dick's Sporting Goods, Round One, additional junior anchors and restaurants	223,800	Q2 2018	Q4 2019
Anchorage, AK	100% recapture; redevelop existing store for Guitar Center, Safeway, Planet Fitness and additional retail to join current tenant, Nordstrom Rack	142,500	Q2 2018	Q4 2019
East Northport, NY	Termination property; redevelop existing store and attached auto center for AMC Theatres, 24 Hour Fitness, Floor & Decor and small shop retail	179,700	Q2 2018	Q4 2019
El Cajon, CA	100% recapture; redevelop existing store and auto center for Bob's Discount Furniture, Burlington Stores, additional retail and restaurants	242,700	Q3 2018	Q3 2019
Tucson, AZ	100% recapture; redevelop existing store and auto center for Round One and additional retail	224,300	Q3 2018	Q4 2019
Reno, NV	100% recapture; redevelop existing store and auto center for Round One and additional retail	169,800	Q3 2018	Q4 2019
Fairfield, CA	100% recapture (project expansion); redevelop existing store and auto center for Dave & Busters, additional retail and office	146,500	Q3 2018	Q1 2020
Plantation, FL	100% recapture (project expansion); redevelop existing store and auto center for GameTime, Powerhouse Gym, additional retail and restaurants	184,400	Q4 2018	Q1 2020

Leasing Update

During the quarter ended March 31, 2018, the Company signed new leases totaling 391,000 square feet at an average annual base rent of $20.24 PSF.  On a same-space basis, new rents averaged 4.1x prior rents for space currently or formerly occupied by Sears Holdings, increasing to $20.29 PSF for new tenants compared to $4.95 PSF paid by Sears Holdings across 389,000 square feet.

The table below provides a summary of the Company’s leasing activity since inception, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)

	Total				Release of Sears Holdings Space
		Leased	Annual	Annual		Leased	Annual	Annual	Releasing
Period	Leases	GLA	Rent	Rent PSF	Leases	GLA	Rent	Rent PSF	Multiple
2015	9	154	$4,650	$30.28	6	130	$3,820	$29.41	4.4	x
2016	65	2,070	36,600	17.68	59	1,882	33,610	17.86	4.5	x
2017	94	2,606	44,717	17.16	86	2,476	43,299	17.49	4.0	x
Q1 2018	20	391	7,915	20.24	19	389	7,891	20.29	4.1	x
Total	188	5,221	$93,882	$17.98	170	4,877	$88,620	$18.17	4.1	x

During the quarter ended March 31, 2018, the Company added $7.9 million of new third-party income and increased annual base rent attributable to third-party tenants to 54.3% of total annual base rent from 39.7% as of March 31, 2017, including all signed leases and net of rent attributable to the associated space to be recaptured.

The table below provides a summary of all the Company’s signed leases as of March 31, 2018, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
Sears Holdings (1)	167	21,913	74.3%	$99,065	45.7%	$4.52
In-Place Third-Party Leases	219	4,093	13.9%	52,634	24.3%	12.86
SNO Third-Party Leases	121	3,465	11.8%	64,914	30.0%	18.73
Sub-Total Third-Party Leases	340	7,558	25.7%	117,548	54.3%	15.55
Total	507	29,471	100.0%	$216,613	100.0%	$7.35

(1)	Leases reflects number of properties subject to the Master Lease and JV Master Leases.

Balance Sheet and Liquidity

As of March 31, 2018, the Company’s total market capitalization was approximately $3.3 billion.  Total market capitalization is calculated as the sum of total debt and the market value of the Company's outstanding shares of common stock, assuming conversion of operating partnership units.

Total debt to total market capitalization was 39.3% and net debt to Adjusted EBITDA was 7.4x.  The Company deducts both unrestricted and restricted cash from total debt when calculating net debt.  Reconciliations of net income attributable to common shareholders to EBITDA and Adjusted EBITDA, are provided in the tables accompanying this press release.

As of March 31, 2018, the Company had $135.1 million of unrestricted cash and restricted cash of $177.4 million, the substantial majority of which was held in reserve accounts for redevelopment, re-leasing and operating expenses at the Company’s properties.  The Company also had $55.0 million of permitted, but uncommitted, borrowing capacity under its $200.0 million unsecured term loan facility due December 31, 2018.

During the quarter ended March 31, 2018, the Company reduced amounts outstanding under its mortgage loan by $73.0 million and added $3.6 million to its redevelopment reserve as a result of the new joint venture in Santa Monica and the disposition of four former Kmart properties in Harlingen, TX, Houma, LA, Sierra Vista, AZ and Yakima, WA.

Dividends

On April 24, 2018, the Company’s Board of Trustees declared a first quarter common stock dividend of $0.25 per each Class A and Class C common share.  The dividend will be paid on July 12, 2018 to shareholders of record on June 29, 2018.  Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) are entitled to an equal distribution per each Operating Partnership unit held as of June 29, 2018.

On April 24, 2018, the Company’s Board of Trustees also declared a preferred stock dividend of $0.4375 per each Series A Preferred Share.  The dividend will be paid on July 16, 2018 to holders of record on June 29, 2018.

On February 20, 2018, the Company’s Board of Trustees declared a first quarter common stock dividend of $0.25 per each Class A and Class C common share.  The dividend was paid on April 12, 2018 to shareholders of record on March 30, 2018.  Holders of units in the Operating Partnership were entitled to an equal distribution per each Operating Partnership unit held as of March 30, 2018.

On February 20, 2018, the Company’s Board of Trustees also declared a preferred stock dividend of $0.593056 per each Series A Preferred Share.  The dividend covered the period from, and including, December 14, 2017 to, but excluding, April 15, 2018.  The dividend was paid on April 16, 2018 to holders of record on March 30, 2018.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, EBITDA, Adjusted EBITDA, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of Total NOI, EBITDA, Adjusted EBITDA, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance.  Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”), Total NOI and Annualized Total NOI

NOI is defined as income from property operations less property operating expenses.  The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties.  This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.  The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Annualized Total NOI is an estimate, as of the end of the reporting period, of the annual Total NOI to be generated by the Company’s portfolio including all signed leases and modifications to the Company’s master lease with Sears Holdings with respect to recaptured space.   We calculate Annualized Total NOI by adding or subtracting current period adjustments for leases that commenced or expired during the period to Total NOI (as defined) for the period and annualizing, and then adding estimated annual Total NOI attributable to SNO leases and subtracting estimated annual Total NOI attributable to Sears Holdings’ space to be recaptured.

Annualized Total NOI is a forward-looking non-GAAP measure for which the Company does not believe it can provide reconciling information to a corresponding forward-looking GAAP measure without unreasonable effort.

Earnings before Interest Expense, Income Tax, Depreciation, and Amortization for Real Estate ("EBITDAre") and Company EBITDA

EBITDAre is calculated in accordance with the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of EBITDA.  EBITDAre is calculated as net income computed in accordance with GAAP, excluding interest expense, income tax expense, depreciation and amortization, gains (or losses) from property sales and impairment charges on depreciable real estate assets.  The Company believes EBITDAre provides useful information to investors regarding our results of operations because it removes the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  Management also believes the use of EBITDAre facilitates comparisons between us and other equity REITs and real property owners that are not REITs.

The Company makes certain adjustments to EBITDAre, which it refers to as Company EBITDA, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses and certain up-front-hiring and personnel costs that it does not believe are representative of ongoing operating results.

Funds from Operations ("FFO") and Company FFO

FFO is calculated in accordance with NAREIT which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets.  The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.  The Company previously referred to this metric as Normalized FFO; the definition and calculation remain the same.

Forward-Looking Statements

This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to: competition in the real estate and retail industries; our significant exposure to Sears Holdings; Sears Holdings’ termination and other rights under its master lease with us; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our relatively limited history as an operating company.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed REIT with 225 wholly-owned properties and 24 joint venture properties totaling approximately 39 million square feet of space across 49 states and Puerto Rico.  The Company was formed to unlock the underlying real estate value of a high-quality retail portfolio it acquired from Sears Holdings in July 2015.  Pursuant to a master lease, the Company has the right to recapture certain space from Sears Holdings for retenanting or redevelopment purposes.  The Company’s mission is to create and own revitalized shopping, dining, entertainment and mixed-use destinations that provide enriched experiences for consumers and local communities, and create long-term value for our shareholders.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Investment in real estate
Land	$750,870	$799,971
Buildings and improvements	851,416	829,168
Accumulated depreciation	(148,926)	(139,483)
	1,453,360	1,489,656
Construction in progress	252,350	224,904
Net investment in real estate	1,705,710	1,714,560
Investment in unconsolidated joint ventures	330,322	282,990
Cash and cash equivalents	135,091	241,569
Restricted cash	177,419	175,665
Tenant and other receivables, net	32,021	30,787
Lease intangible assets, net	291,613	310,098
Prepaid expenses, deferred expenses and other assets, net	23,839	20,148
Total assets	$2,696,015	$2,775,817

LIABILITIES AND EQUITY
Liabilities
Mortgage loans payable, net	$1,130,793	$1,202,314
Unsecured term loan, net	143,590	143,210
Accounts payable, accrued expenses and other liabilities	99,063	109,433
Total liabilities	1,373,446	1,454,957

Commitments and contingencies

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 35,208,666 and 32,514,734 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	352	324
Class B common shares $0.01 par value; 5,000,000 shares authorized; 1,328,866 and 1,328,866 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	13	13
Class C common shares $0.01 par value; 50,000,000 shares authorized; 372,010 and 3,151,131 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	4	31
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017; liquidation preference of $70,000	28	28
Additional paid-in capital	1,116,841	1,116,060
Accumulated deficit	(229,652)	(229,760)
Total shareholders' equity	887,586	886,696
Non-controlling interests	434,983	434,164
Total equity	1,322,569	1,320,860
Total liabilities and equity	$2,696,015	$2,775,817

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
REVENUE
Rental income	$37,079	$49,174
Tenant reimbursements	16,698	16,224
Total revenue	53,777	65,398
EXPENSES
Property operating	7,241	4,742
Real estate taxes	11,381	12,422
Depreciation and amortization	34,667	58,663
General and administrative	7,797	6,274
Provision for doubtful accounts	61	39
Total expenses	61,147	82,140
Operating loss	(7,370)	(16,742)
Equity in (loss) income of unconsolidated joint ventures	(2,582)	1,002
Gain on sale of real estate	41,831	—
Interest and other income	680	78
Interest expense	(16,419)	(16,592)
Unrealized gain (loss) on interest rate cap	165	(471)
Income (loss) before income taxes	16,305	(32,725)
Provision for income taxes	(104)	(119)
Net income (loss)	16,201	(32,844)
Net (income) loss attributable to non-controlling interests	(5,873)	13,006
Net income (loss) attributable to Seritage	$10,328	$(19,838)
Preferred dividends	(1,228)	—
Net income (loss) attributable to Seritage common shareholders	$9,100	$(19,838)

Net income (loss) per share attributable to Seritage Class A and Class C common shareholders - Basic	$0.26	$(0.59)
Net income (loss) per share attributable to Seritage Class A and Class C common shareholders - Diluted	$0.26	$(0.59)
Weighted average Class A and Class C common shares outstanding - Basic	35,414	33,510
Weighted average Class A and Class C common shares outstanding - Diluted	35,501	33,510

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended March 31,
NOI and Total NOI	2018	2017
Net income (loss)	$16,201	$(32,844)
Termination fee income	(174)	(6,136)
Depreciation and amortization	34,667	58,663
General and administrative expenses	7,797	6,274
Equity in loss (income) of unconsolidated joint ventures	2,582	(1,002)
Gain on sale of real estate	(41,831)	—
Interest and other income	(680)	(78)
Interest expense	16,419	16,592
Unrealized (gain) loss on interest rate cap	(165)	471
Provision for income taxes	104	119
NOI	$34,920	$42,059
NOI of unconsolidated joint ventures	4,758	6,511
Straight-line rent adjustment (1)	(2,568)	(1,449)
Above/below market rental income/expense (1)	(231)	(231)
Total NOI	$36,879	$46,890

(1)	Includes adjustments for unconsolidated joint ventures.

Computation of Annualized Total NOI (in thousands)

	As of March 31,
Annualized Total NOI	2018	2017
Total NOI (per above)	$36,879	$46,890
Period adjustments (1)	911	(432)
Adjusted Total NOI	37,790	46,458
Annualize	x 4	x 4
Adjusted Total NOI annualized	151,160	185,832
Plus: estimated annual Total NOI from SNO leases	63,600	45,769
Less: estimated annual Total NOI from associated space to be recaptured from Sears	(4,958)	(5,486)
Annualized Total NOI	$209,802	$226,115

(1)	Includes adjustments to account for leases not in place for the full period.

Reconciliation of Net Loss to EBITDAre and Company EBITDA (in thousands)

	Three Months Ended March 31,
EBITDAre and Company EBITDA	2018	2017
Net income (loss)	$16,201	$(32,844)
Interest expense	16,419	16,592
Provision for income and other taxes	104	119
Depreciation and amortization	34,667	58,663
Depreciation and amortization (unconsolidated joint ventures)	3,793	5,486
Gain on sale of real estate	(41,831)	—
EBITDAre	$29,353	$48,016
Termination fee income	(174)	(6,136)
Unrealized (gain) loss on interest rate cap	(165)	471
Company EBITDA	$29,014	$42,351

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Three Months Ended March 31,
FFO and Company FFO	2018	2017
Net income (loss)	$16,201	$(32,844)
Real estate depreciation and amortization (consolidated properties)	34,113	58,404
Real estate depreciation and amortization (unconsolidated joint ventures)	3,793	5,486
Gain on sale of real estate	(41,831)	—
Dividends on preferred shares	(1,228)	—
FFO attributable to common shareholders and unitholders	$11,048	$31,046
Termination fee income	(174)	(6,136)
Unrealized (gain) loss on interest rate cap	(165)	471
Amortization of deferred financing costs	1,720	1,582
Company FFO attributable to common shareholders and unitholders	$12,429	$26,963

FFO per diluted common share and unit	$0.20	$0.56
Company FFO per diluted common share and unit	$0.22	$0.48

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	35,501	33,510
Weighted average OP units outstanding	20,218	22,086
Weighted average common shares and units outstanding	55,719	55,596